================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2003

                          COMMONWEALTH INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                   13-3245741
(State of incorporation)                  (I.R.S. Employer Identification No.)

          500 West Jefferson Street
               19th Floor
       Louisville, Kentucky                                  40202-2823
(Address of principal executive office)                      (Zip Code)

       Registrant's telephone number, including area code: (502) 589-8100

================================================================================

Item 9.  Regulation FD Disclosure.

See the following press release, dated March 17, 2003, announcing that Commonwealth Industries, Inc. sees greater-than-expected loss in the first quarter of 2003:

NEWS RELEASE
                                        Contact:     Katherine R. Gould
                                                     Vice President
                                                     Organizational Development
                                                     (502) 589-8130


      COMMONWEALTH INDUSTRIES SEES GREATER-THAN-EXPECTED LOSS IN THE FIRST
                                QUARTER OF 2003


LOUISVILLE, Ky. (March 17, 2003) - Commonwealth Industries, Inc. (NASDAQ/NM:
CMIN) today announced that it expects to report a net loss of in the range of $0.42 to $0.47 per share for the first quarter ending March 31, 2003. Previously, the Company had forecasted a net loss for the quarter comparable to the net loss of $0.28 per share it reported in the first quarter of 2002 (excluding the cumulative effect of the Company's adoption in 2002 of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets").

         The Company said the greater-than-expected loss for the first quarter of 2003 reflects the impact of a weak commercial construction market on Commonwealth's electrical products business, Alflex. First quarter shipments at Alflex are currently projected to be approximately 113 million feet, or about 10% less than the year-earlier level of 126 million feet and below the Company's original forecast for a slight improvement over first quarter shipments last year.

         To a lesser extent, the change in outlook for the first quarter of 2003 also reflects unanticipated weakness in some of the Company's markets for aluminum products, most notably welded tube for original equipment manufacturers, where sales and margins have been below expectations. Shipments of aluminum sheet are trending toward approximately 185 million pounds for the first quarter, or about 12% less than the 209.5 million pounds shipped in the first quarter of 2002. The Company expected some decline in aluminum sheet shipments for the first quarter considering planned equipment downtime for maintenance and the stronger shipments registered in the first quarter of 2002, but the decline now appears to be greater than anticipated.

         Commonwealth expects to report full results for the first quarter on April 22, 2003.

         Commonwealth Industries is one of North America's leading manufacturers of aluminum sheet for distributors and the transportation, construction, and consumer durables end-use markets. The Company has direct-chill casting facilities in Kentucky and continuous casting mini-mills in Ohio and California. Commonwealth also is a leading manufacturer of innovative electrical products through its Alflex operations in California and North Carolina. For more information about the Company, visit Commonwealth's website at www.ciionline.com.

         Certain statements set forth above, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act, as amended. All statements regarding the Company's and its subsidiaries' expected future financial position, results of operation, cash flows, funds from operations, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions and growth opportunities are forward-looking statements. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the effect of global economic conditions, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the rate of technology change, product demand and market acceptance risks, capacity and supply constraints or difficulties, the success of the Company in implementing its business strategy, and other risks as detailed in the Company's various filings with the Securities and Exchange Commission.

                                      -END

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMMONWEALTH INDUSTRIES, INC.

                                    By    /s/ Mark V. Kaminski
                                          ----------------------------
                                          Mark V. Kaminski, President and
                                          Chief Executive Officer

Date: March 17, 2003